8-K -- calypso8K011510.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT January 15, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 15, 2010

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER ID OF CORPORATION)

5100 WESTHEIM SUITE 200, HOUSTON, TEXAS, 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 936-3560
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER ITEMS.

As previously reported in the Company's last 8K on December 24, 2009, the Company has taken steps to halt the actions of Drago Daic et al in their attempts to take the Company's intellectual property. This has resulted in Temporary Restraining Orders (TRO) being issued against Daic, Williamson and their "Receiver", Kelly Stephens. On 1/14/2010, the Eastern District of Texas Federal Court issued a TRO stopping these actions on the '923 patent until 1/27/2010, at which time a hearing will be held to decide if further Court Restraints are warranted. On 1/15/2010, the Superior Court of Harris County, Texas issued a TRO stopping the actions on the remainder of the patents until 1/29/2010, at which time a hearing will be held to decide if further restraints are warranted.

The Company has also asked the court to allow Calypso to file an Amended Complaint joining Williamson and Stephens as parties to the T-Mobile lawsuit and making various claims against them. Shareholders interested in reviewing the progress of the court filings are again advised that updated information is immediately available from the Pacer website for a nominal charge. Any further questions should be directed to the Company and not the Company's Lawfirm. The possibility that unsolicited callers may in fact represent the Company's opponents in action prohibits our attorneys from discussing these matters in this manner.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

January 15, 2010